Exhibit 99.1

Yahoo! Reports Fourth Quarter and Full Year 2007 Financial Results

Full Year Revenues - $6,969 Million

Full Year Operating Income - $695 Million

Full Year Operating Income Before Depreciation, Amortization, and Stock-Based Compensation Expense - $1,927 Million

SUNNYVALE, Calif.--(BUSINESS WIRE)--Yahoo! Inc. (Nasdaq:YHOO) today reported results for the fourth quarter and full year ended December 31, 2007.

“We are executing aggressively against Yahoo!'s three big strategic priorities and that hard work is starting to bear fruit, as evidenced by the 20% year-over-year growth in O&O marketing services we achieved in the fourth quarter. This is a pivotal time for Yahoo!’s business and we have a unique window of opportunity right now to make the necessary, game-changing investments that will help us capture a significant piece of the growing ad market and create substantial long-term value for our shareholders,” said Jerry Yang, co-founder and chief executive officer, Yahoo! Inc. “While we will continue to face headwinds this year, we believe that the moves we are making will help us exit 2008 stronger and more competitive and return to higher levels of operating cash flow growth in 2009.”

Fourth Quarter 2007 Financial Results

  Revenues were $1,832 million for the fourth quarter of 2007, an 8 percent increase compared to $1,702 million for the same period of 2006.
  Marketing services revenues were $1,590 million for the fourth quarter of 2007, a 7 percent increase compared to $1,490 million for the same period of 2006.
  Marketing services revenues from Owned and Operated sites were $1,035 million for the fourth quarter of 2007, a 21 percent increase compared to $853 million for the same period of 2006.
  Marketing services revenues from Affiliate sites were $555 million for the fourth quarter of 2007, a 13 percent decrease compared to $637 million for the same period of 2006.
  Fees revenues were $242 million for the fourth quarter of 2007, a 14 percent increase compared to $213 million for the same period of 2006.
  Revenues excluding traffic acquisition costs (“TAC”) were $1,403 million for the fourth quarter of 2007, a 14 percent increase compared to $1,228 million for the same period of 2006.
  Gross profit for the fourth quarter of 2007 was $1,130 million, a 12 percent increase compared to $1,012 million for the same period of 2006.
  Operating income for the fourth quarter of 2007 was $191 million, a 38 percent decrease compared to $308 million for the same period of 2006.
  Operating income before depreciation, amortization, and stock-based compensation expense for the fourth quarter of 2007 was $527 million, a 2 percent decrease compared to $540 million for the same period of 2006.
  Cash flow from operating activities for the fourth quarter of 2007 was $657 million, a 293 percent increase compared to $167 million for the same period of 2006.
  Free cash flow for the fourth quarter of 2007 was $330 million, a 19 percent increase compared to $278 million for the same period of 2006.
  Net income for the fourth quarter of 2007 was $206 million or $0.15 per diluted share compared to $269 million or $0.19 per diluted share for the same period of 2006.
  Non-GAAP net income for the fourth quarter of 2007 was $280 million or $0.20 per diluted share compared to non-GAAP net income of $297 million or $0.21 per diluted share for the same period of 2006.

Fourth Quarter 2007 Segment Financial Results

  United States segment revenues for the fourth quarter of 2007 were $1,313 million, a 15 percent increase compared to $1,145 million for the same period of 2006.
  International segment revenues for the fourth quarter of 2007 were $519 million, a 7 percent decrease compared to $558 million for the same period of 2006.
  United States segment operating income before depreciation, amortization, and stock-based compensation expense for the fourth quarter of 2007 was $391 million, a 5 percent decrease compared to $410 million for the same period of 2006.
  International segment operating income before depreciation, amortization, and stock-based compensation expense for the fourth quarter of 2007 was $136 million, a 5 percent increase compared to $130 million for the same period of 2006.

“The steps we’ve been taking over the course of the past year represent profound, fundamental changes to virtually every aspect of Yahoo!’s business, and we're confident they will help us drive our next leg of growth and gain future ad market share. Even as we increase investment in key areas of our business, we’re making tough but necessary decisions to streamline our organization and redeploy assets to our most promising technology and marketing initiatives,” said Sue Decker, president, Yahoo! Inc. “We still have a tremendous amount of work to do, but we’re confident we can substantially improve our users' experiences and achieve meaningful incremental monetization opportunities for Yahoo!’s own ad inventory and that of our partners.”

Full Year 2007 Financial Results

  Revenues were $6,969 million for 2007, an 8 percent increase compared to $6,426 million for 2006.
  Marketing services revenues were $6,088 million for 2007, an 8 percent increase compared to $5,627 million for 2006.
  Marketing services revenues from Owned and Operated sites were $3,671 million for 2007, a 20 percent increase compared to $3,071 million for 2006.
  Marketing services revenues from Affiliate sites were $2,417 million for 2007, a 5 percent decrease compared to $2,556 million for 2006.
  Fees revenues were $881 million for 2007, a 10 percent increase compared to $798 million for 2006.
  Revenues excluding TAC were $5,113 million for 2007, a 12 percent increase compared to $4,560 million for 2006.
  Gross profit for 2007 was $4,131 million, a 10 percent increase compared to $3,750 million for 2006.
  Operating income for 2007 was $695 million, a 26 percent decrease compared to $941 million for 2006.
  Operating income before depreciation, amortization, and stock-based compensation expense for 2007 was $1,927 million, a 1 percent increase compared to $1,906 million for 2006.
  Cash flow from operating activities for 2007 was $1,954 million, a 42 percent increase compared to $1,372 million for 2006.
  Free cash flow for 2007 was $1,337 million, a 6 percent increase compared to $1,267 million for 2006.
  Net income for 2007 was $660 million or $0.47 per diluted share compared to $751 million or $0.52 per diluted share for 2006.
  Non-GAAP net income for 2007 was $995 million or $0.71 per diluted share compared to non-GAAP net income of $1,011 million or $0.69 per diluted share for 2006.

Full Year 2007 Segment Financial Results

  United States segment revenues for 2007 were $4,727 million, an 8 percent increase compared to $4,366 million for 2006.
  International segment revenues for 2007 were $2,242 million, a 9 percent increase compared to $2,060 million for 2006.
  United States segment operating income before depreciation, amortization, and stock-based compensation expense for 2007 was $1,434 million, a 1 percent decrease compared to $1,452 million for 2006.
  International segment operating income before depreciation, amortization, and stock-based compensation expense for 2007 was $493 million, a 9 percent increase compared to $454 million for 2006.

Non-GAAP Financial Measures

Explanations of the Company’s non-GAAP financial measures and the related reconciliations to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Statements of Income,” “Reconciliations to Unaudited Condensed Consolidated Statements of Income,” and “Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share.”

Cash Flow Information

In addition to free cash flow of $330 million for the fourth quarter of 2007, Yahoo! generated $131 million from the issuance of common stock as a result of the exercise of employee stock options. This was offset by $221 million used for direct stock repurchases and $618 million used for acquisitions. Cash, cash equivalents, and investments in marketable debt securities were $2,363 million at December 31, 2007 as compared to $2,763 million at September 30, 2007, a decrease of $400 million.

In addition to free cash flow of $1,337 million for the year ended December 31, 2007, Yahoo! generated $375 million from the issuance of common stock as a result of the exercise of employee stock options. This was offset by $1,586 million used for direct stock repurchases, a net $250 million used in structured stock repurchase transactions, and $974 million used for acquisitions. Cash, cash equivalents and investments in marketable debt securities were $2,363 million at December 31, 2007 as compared to $3,537 million at December 31, 2006, a decrease of $1,174 million.

“We are pleased with our results this quarter and believe we are prioritizing and investing appropriately to achieve our strategic objectives,” said Blake Jorgensen, chief financial officer, Yahoo! Inc. “As we operationalize our strategy in 2008, we will remain focused on generating long-term shareholder value.”

Quarterly Conference Call

Yahoo! will host a conference call to discuss fourth quarter results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/results.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 888-286-8010 or 617-801-6888, reservation number: 53769531.

About Yahoo!

Yahoo! Inc. is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! is focused on powering its communities of users, advertisers, publishers, and developers by creating indispensable experiences built on trust. Yahoo! is headquartered in Sunnyvale, California. For more information, visit pressroom.yahoo.com or the Company’s blog, Yodel Anecdotal.

Owned and Operated sites refer to Yahoo!’s owned and operated online properties and services.

Affiliate sites refer to Yahoo!'s distribution network of third-party entities who have integrated Yahoo!'s advertising offerings into their websites or their other offerings.

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization, and stock-based compensation expense, free cash flow, and non-GAAP net income and non-GAAP net income per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). See “Note to Unaudited Condensed Consolidated Statements of Income,” “Reconciliations to Unaudited Condensed Consolidated Statements of Income,” and “Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share” included in this press release for further information regarding these non-GAAP financial measures.

This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (including without limitation the statements and information in the Business Outlook section and the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the implementation and results of the Company's ongoing strategic initiatives; the Company’s ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to the Company’s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; the Company’s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content and distribution; and general economic conditions. All information set forth in this press release and its attachments is as of January 29, 2008. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!’s Annual Report on Form 10-K for the year ended December 31, 2007, which will be filed with the SEC in the first quarter of 2008.

Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007

Revenues	$1,702,448	$1,831,998	$6,425,679	$6,969,274

Cost of revenues	690,893	701,909	2,675,723	2,838,758

Gross profit	1,011,555	1,130,089	3,749,956	4,130,516

Operating expenses:
Sales and marketing	334,229	441,572	1,322,259	1,610,357
Product development	204,748	288,970	833,147	1,084,238
General and administrative	137,600	183,497	528,798	633,431
Amortization of intangibles	27,151	24,813	124,786	107,077
Total operating expenses	703,728	938,852	2,808,990	3,435,103

Income from operations	307,827	191,237	940,966	695,413

Other income, net	35,240	44,076	157,034	154,011

Income before income taxes, earnings in equity interests, and minority interests
	343,067	235,313	1,098,000	849,424

Provision for income taxes	(108,009)	(78,520)	(458,011)	(337,263)
Earnings in equity interests	33,853	52,888	112,114	150,689
Minority interests in operations of consolidated subsidiaries	(238)	(3,958)	(712)	(2,850)

Net income	$268,673	$205,723	$751,391	$660,000

Net income per share - diluted	$0.19	$0.15	$0.52	$0.47

Shares used in per share calculation - diluted	1,419,143	1,394,656	1,457,686	1,404,654

Stock-based compensation expense was allocated as follows:
Cost of revenues	$1,665	$3,709	$6,621	$10,628
Sales and marketing	35,258	73,741	155,084	246,472
Product development	32,660	53,853	144,807	218,207
General and administrative	25,492	26,799	118,418	97,120
Total stock-based compensation expense	$95,075	$158,102	$424,930	$572,427

Supplemental Financial Data (See Note)
Revenues excluding TAC	$1,227,935	$1,403,129	$4,559,755	$5,112,573
Operating income before depreciation, amortization, and stock-based compensation expense	$540,389	$527,062	$1,905,917	$1,927,035
Free cash flow	$277,959	$330,389	$1,266,650	$1,336,894
Non-GAAP net income per share excluding stock-based compensation expense and other items	$0.21	$0.20	$0.69	$0.71

Yahoo! Inc. Note to Unaudited Condensed Consolidated Statements of Income

This press release and its attachments include the non-GAAP financial measures of revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization, and stock-based compensation expense, free cash flow, non-GAAP net income, and non-GAAP net income per share, which are reconciled to gross profit, income from operations, cash flow from operating activities, net income, and net income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, gross profit, income from operations, cash flow from operating activities, net income, and net income per share calculated in accordance with GAAP.

Revenues excluding TAC is defined as gross profit plus other cost of revenues. Under GAAP, both our revenues and cost of revenues include TAC. In defining revenues excluding TAC as our non-GAAP gross profit measure, we have removed TAC from both revenues and cost of revenues. TAC consists of payments made to Affiliate sites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our Affiliate sites, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids “double counting” revenues that are paid to, and being reported by, our Affiliate sites. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenues, cost of revenues, and gross profit, each of which includes the impact of TAC.

Operating income before depreciation, amortization, and stock-based compensation expense is defined as income from operations before depreciation, amortization of intangible assets, and stock-based compensation expense (including the compensation of Terry Semel who served as our chief executive officer through June 18, 2007 and whose compensation after June 1, 2006 consisted almost entirely of stock-based compensation). We consider this measure to be an important indicator of the operational strength of the Company. We exclude depreciation and amortization because while tangible and intangible assets support our businesses, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business. This measure is used by some investors when assessing the performance of our Company. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation enhances the ability of management and investors to understand the impact of stock-based compensation expense on our operating income. We do not include depreciation, amortization, and stock-based compensation expense in our internal measures or in the measures used by the Company to formulate our business outlook presented with our quarterly financial information to investors. A limitation associated with the non-GAAP measure of operating income before depreciation, amortization, and stock-based compensation expense is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expense related to the Company’s workforce. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation, amortization, and stock-based compensation expense.

Free Cash Flow is a non-GAAP measure defined as cash flow from operating activities (adjusted to include excess tax benefits from stock-based compensation), less net capital expenditures and dividends received. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Non-GAAP net income is defined as net income excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing operating results and further adjusted for stock-based compensation expense. Effective January 1, 2006, we adopted Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). In our calculation of non-GAAP net income and non-GAAP net income per share, we have excluded stock-based compensation expense calculated in accordance with SFAS 123R and its related tax effects. We consider non-GAAP net income and non-GAAP net income per share to be profitability measures which facilitate the forecasting of our operating results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income and net income per share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income and net income per share, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net income and non-GAAP net income per share.

Yahoo! Inc.
Reconciliations to Unaudited Condensed Consolidated Statements of Income
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007
Revenues for groups of similar services:
Marketing services:
Owned and Operated sites	$853,175	$1,035,407	$3,070,715	$3,670,830
Affiliate sites	636,559	554,580	2,556,492	2,417,409
Marketing services	1,489,734	1,589,987	5,627,207	6,088,239
Fees	212,714	242,011	798,472	881,035
Total revenues	$1,702,448	$1,831,998	$6,425,679	$6,969,274

Revenues by segment:
United States	$1,144,702	$1,312,941	$4,365,922	$4,727,123
International	557,746	519,057	2,059,757	2,242,151
Total revenues	$1,702,448	$1,831,998	$6,425,679	$6,969,274

Cost of revenues:
Traffic acquisition costs ("TAC")	$474,513	$428,869	$1,865,924	$1,856,701
Other cost of revenues	216,380	273,040	809,799	982,057
Total cost of revenues	$690,893	$701,909	$2,675,723	$2,838,758

Revenues excluding TAC:
Gross profit	$1,011,555	$1,130,089	$3,749,956	$4,130,516
Other cost of revenues	216,380	273,040	809,799	982,057
Revenues excluding TAC	$1,227,935	$1,403,129	$4,559,755	$5,112,573

Revenues excluding TAC by segment:
United States:
Gross profit	$746,119	$836,420	$2,761,829	$3,043,311
Other cost of revenues	175,786	221,362	659,841	795,191
Revenues excluding TAC	$921,905	$1,057,782	$3,421,670	$3,838,502

International:
Gross profit	$265,436	$293,669	$988,127	$1,087,205
Other cost of revenues	40,594	51,678	149,958	186,866
Revenues excluding TAC	$306,030	$345,347	$1,138,085	$1,274,071

Operating income before depreciation, amortization, and stock-based compensation expense:
Income from operations	$307,827	$191,237	$940,966	$695,413
Depreciation and amortization	137,487	177,723	540,021	659,195
Stock-based compensation expense	95,075	158,102	424,930	572,427
Operating income before depreciation, amortization, and stock-based compensation expense	$540,389	$527,062	$1,905,917	$1,927,035

Operating income before depreciation, amortization, and stock-based compensation expense by segment:
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$410,239	$391,339	$1,451,656	$1,433,617
Operating income before depreciation, amortization, and stock-based compensation expense - International	130,150	135,723	454,261	493,418
Operating income before depreciation, amortization, and stock-based compensation expense	$540,389	$527,062	$1,905,917	$1,927,035

United States:
Income from operations	$215,500	$102,445	$632,895	$380,808
Depreciation and amortization	110,279	144,752	437,080	536,151
Stock-based compensation expense	84,460	144,142	381,681	516,658
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$410,239	$391,339	$1,451,656	$1,433,617

International:
Income from operations	$92,327	$88,792	$308,071	$314,605
Depreciation and amortization	27,208	32,971	102,941	123,044
Stock-based compensation expense	10,615	13,960	43,249	55,769
Operating income before depreciation, amortization, and stock-based compensation expense - International	$130,150	$135,723	$454,261	$493,418

Free cash flow:
Cash flow from operating activities	$167,357	$657,311	$1,371,576	$1,954,326
Acquisition of property and equipment, net	(131,550)	(192,431)	(689,136)	(602,276)
Dividends received	-	-	(12,908)	(15,156)
Excess tax benefits from stock-based awards	242,152	(134,491)	597,118	-
Free cash flow	$277,959	$330,389	$1,266,650	$1,336,894
Yahoo! Inc.
Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
(in thousands, except per share amounts)

	Three Months Ended
	December 31,
	2006	2007

GAAP Net income	$268,673	$205,723

(a) Stock-based compensation as measured using the fair value method under SFAS 123R	95,075	158,102

(b) Non-cash gain arising from increased dilution of our ownership in Alibaba, resulting in the recognition of a further gain on the sale of Yahoo! China	-	(6,842)

(c) To adjust the provision for income taxes to eliminate tax charges and credits related to tax adjustments recorded in the current period	(28,690)	(37,298)

(d) To adjust the provision for income taxes to reflect an effective tax rate of 40% in both the three month periods ended December 31, 2006 and 2007 and to reflect the tax impact of items (a) and (b) in both periods	(38,558)	(39,198)

Non-GAAP Net income excluding stock-based compensation expense and other items	$296,500	$280,487

GAAP Net income per share - diluted	$0.19	$0.15

Non-GAAP Net income excluding stock-based compensation expense and other items per share - diluted	$0.21	$0.20

Shares used in per share calculations - diluted	1,419,143	1,394,656

	Year Ended
	December 31,
	2006	2007

GAAP Net income	$751,391	$660,000

(a) Stock-based compensation as measured using the fair value method under SFAS 123R	424,930	572,427

(b) Reversal of an earn-out accrual	(10,000)	-

(c) Non-cash gain arising from increased dilution of our ownership in Alibaba, resulting in the recognition of a further gain on the sale of Yahoo! China	(14,316)	(8,066)

(d) To adjust the provision for income taxes to eliminate tax charges and credits related to tax adjustments recorded in the current period	(11,341)	(50,592)

(e) To adjust the provision for income taxes to reflect an effective tax rate of 40% in both the years ended December 31, 2006 and 2007 and to reflect the tax impact of items (a) through (c) in both periods	(130,094)	(179,072)

Non-GAAP Net income excluding stock-based compensation expense and other items	$1,010,570	$994,697

GAAP Net income per share - diluted	$0.52	$0.47

Non-GAAP Net income excluding stock-based compensation expense and other items per share - diluted	$0.69	$0.71

Shares used in per share calculations - diluted	1,457,686	1,404,654
Yahoo! Inc.
Business Outlook

The following business outlook is based on current information and expectations as of January 29, 2008. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the business outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.

	Three Months	Year
	Ending	Ending
	March 31,	December 31,
	2008	2008

Revenues	$1,680 - $1,840	$7,200 - $8,000

Revenues excluding TAC(1) outlook (in millions):
Gross profit	$1,030 - $1,100	$4,320 - $4,800
Other cost of revenues	250 - 280	1,030 - 1,150
Revenues excluding TAC	$1,280 - $1,380	$5,350 - $5,950

Operating income before depreciation, amortization, and stock-based compensation expense (1) outlook (in millions):
Income from operations	$100 - $110	$545 - $655
Depreciation and Amortization	160 - 180	670 - 750
Stock-based compensation expense	140 - 160	510 - 570
Operating income before depreciation, amortization, and stock-based compensation expense	$400 - $450	$1,725 - $1,975

(1) Refer to Note to Unaudited Condensed Consolidated Statements of Income.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$268,673	$205,723	$751,391	$660,000
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	84,431	109,433	302,161	409,366
Amortization of intangible assets	53,056	68,290	237,860	249,829
Stock-based compensation expense	95,075	158,102	424,930	572,427
Tax benefits from stock-based awards	255,460	(94,545)	626,009	76,138
Excess tax benefits from stock-based awards	(242,152)	134,491	(597,118)	-
Deferred income taxes	(178,977)	(78,157)	(274,433)	(212,742)
Earnings in equity interests	(33,853)	(52,888)	(112,114)	(150,689)
Dividends received	-	-	12,908	15,156
Minority interests in operations of consolidated subsidiaries	238	3,958	712	2,850
Gains from sale of investments, assets and other, net	686	(15,132)	(15,125)	(27,928)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(138,416)	(82,357)	(185,196)	(88,738)
Prepaid expenses and other	18,685	72,126	(9,567)	133,185
Accounts payable	(36,572)	33,028	30,413	45,101
Accrued expenses and other liabilities	35,779	133,996	174,566	184,805
Deferred revenue	(14,756)	61,243	4,179	85,566
Net cash provided by operating activities	167,357	657,311	1,371,576	1,954,326

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net	(131,550)	(192,431)	(689,136)	(602,276)
Purchases of marketable debt securities	(439,492)	-	(1,328,515)	(1,105,043)
Proceeds from sales and maturities of marketable debt securities	520,117	388,281	1,951,323	2,243,720
Acquisitions, net of cash acquired	(80,972)	(618,063)	(142,272)	(973,577)
Purchase of intangible assets	(5,810)	(35,003)	(5,810)	(110,378)
Other investing activities, net	2,253	5,421	20,729	(24,948)
Net cash used in investing activities	(135,454)	(451,795)	(193,681)	(572,502)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net	86,652	131,177	318,103	375,066
Repurchases of common stock	-	(220,684)	(1,782,140)	(1,585,910)
Structured stock repurchases, net	-	-	(227,705)	(250,000)
Excess tax benefits from stock-based awards	242,152	(134,491)	597,118	-
Other financing activities, net	-	(2,706)	-	(16,591)
Net cash provided by (used in) financing activities	328,804	(226,704)	(1,094,624)	(1,477,435)

Effect of exchange rate changes on cash and cash equivalents	23,905	7,168	56,907	39,670

Net change in cash and cash equivalents	384,612	(14,020)	140,178	(55,941)
Cash and cash equivalents, beginning of period	1,185,259	1,527,950	1,429,693	1,569,871

Cash and cash equivalents, end of period	$1,569,871	$1,513,930	$1,569,871	$1,513,930

Supplemental schedule of acquisition-related activities:

Cash paid for acquisitions	$81,882	$639,078	$150,859	$1,019,755
Cash acquired in acquisitions	(910)	(21,015)	(8,587)	(46,178)

	$80,972	$618,063	$142,272	$973,577

Common stock, restricted stock and stock options issued in connection with acquisitions	$3,256	$104,212	$3,256	$572,221

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2006	2007

ASSETS
Current assets:
Cash and cash equivalents	$1,569,871	$1,513,930
Short-term marketable debt securities	1,031,528	487,544
Accounts receivable, net	930,964	1,055,532
Prepaid expenses and other current assets	217,779	180,716
Total current assets	3,750,142	3,237,722

Long-term marketable debt securities	935,886	361,998
Property and equipment, net	1,101,379	1,331,632
Goodwill	2,968,557	4,002,030
Intangible assets, net	405,822	611,497
Other long-term assets	459,988	503,945
Investments in equity interests	1,891,834	2,180,917

Total assets	$11,513,608	$12,229,741

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$109,130	$176,162
Accrued expenses and other current liabilities	1,046,882	1,006,188
Deferred revenue	317,982	368,470
Short-term debt	-	749,628
Total current liabilities	1,473,994	2,300,448

Long-term deferred revenue	64,939	95,129
Long-term debt	749,915	-
Other long-term liabilities	36,890	28,086
Deferred and other tax liabilities, net	19,204	260,993
Minority interests in consolidated subsidiaries	8,056	12,254
Stockholders' equity	9,160,610	9,532,831

Total liabilities and stockholders' equity	$11,513,608	$12,229,741

CONTACTS:
Yahoo! Inc.
Diana Wong, 408-349-4391 (Media Relations)
dianaw@yahoo-inc.com
Cathy La Rocca, 408-349-5188 (Investor Relations)
cathy@yahoo-inc.com